Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Glenayre Technologies, Inc. on Form S-4 of our report dated June 28, 1994, on the consolidated financial statements of CNET, Inc. for the year ended January 31, 1994, appearing in the Proxy Statement/ Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

Deloitte & Touche LLP


s/ Deloitte & Touche LLP


Dallas, Texas
November 5, 1996








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